THIS ACQUISITION AND JOINT VENTURE AGREEMENT made the 5th day of March, 2014 (the "Execution Date").

AMONG

ENERTOPIA CORPORATION, a corporation duly incorporated under the laws of the State of Nevada with its executive office at 950-1130 West Pender Street, Vancouver, British Columbia

("ENERTOPIA")

AND:

LEXARIA CORP., a corporation duly incorporated under the laws of the State of Nevada, with an office at 156 Valleyview Rd, Kelowna, British Columbia

("Lexaria" and together with ENERTOPIA, the "Parties")

AND:

ROBERT MCALLISTER, an individual with an address at 203 688 Lequime Road, Kelowna, British Columbia V1W1A4

("McAllister")

WHEREAS:

A.                         ENERTOPIA is in the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, marihuana (the "Business") indirectly through third party relationships and/or directly in potential future endeavours presently located in the provinces of British Columbia and Saskatchewan.

B.                         Robert McAllister is the CEO and a Director of ENERTOPIA, and has developed expertise in the business of financing, sourcing, examining and evaluating legal marihuana businesses and operations.

C.                         LEXARIA wishes to enter the legal marihuana sector and to utilize the expertise and connections of ENERTOPIA and McAllister to assist in sourcing opportunities in the sector and building a portfolio of operating projects in the sector, including within Canada under Medical Marihuana Purposes Regulations, or within various US States under appropriate regulations.

D.                         The Parties and McAllister wish to enter into this Agreement to set out the terms and conditions on which ENERTOPIA and McAllister will source opportunities in the Business, and the terms and conditions on which the Parties will form a joint venture to jointly participate in, or offer specific opportunities within the Business (the "Joint Venture"), and on which McAllister will join the LEXARIA advisory board for the term of this Agreement;

                              NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree each with the other as follows:

1.         DEFINITIONS AND SCHEDULES

1.01     In this Agreement, unless the context otherwise requires, the following terms will have the following meanings:

"Environmental Laws" means all applicable civil and criminal foreign, federal, state or local laws, statutes, ordinances, common law, rule, regulations relating to pollution or protection of the environment, human health and safety, and natural resources, including those relating to releases of Hazardous Materials or otherwise relating to the use, manufacture, processing, distribution, generation, treatment, storage, disposal, transport or handling of Hazardous Materials.

"Environmental Liability" means, with respect to any Person, any and all losses, liabilities, obligations, penalties, claims, lawsuits, criminal charges, claims, defenses, costs, judgments, trials, proceedings, damages, loss of profits, disbursements or expenses of any nature (including legal fees and the fees of consultants and experts and the expenses incurred in the investigation, defense or follow-up of any lawsuit, claim or proceeding, including any environmental claim) that may, on any date, be imposed on, incurred by or determined or ruled against, such person or any of its affiliates, shareholders, directors, officers, employees and/or agents, to the extent derived from or related to the exposure to any Hazardous Material, the release, presence, production, use, handling, emission, transportation, storage, treatment, discharge or disposal of any Hazardous Material and the infringement or alleged infringement of any Environmental Law.

"Governmental Authorities" means any governments, whether federal, provincial, or municipal, and any branch, department or ministry thereof, or any governmental agency, authority, board, tribunal or commission of any kind whatsoever.

"Joint Venture" has the meaning assigned thereto in Section 4.01 of this Agreement.

"Joint Venture Assets" means those assets listed in Schedule "A" hereto and any future assets purchased by or on behalf of the Business and all other property, whether real or personal, which is owned, leased, held, developed, constructed or acquired for the Business by or on behalf of the Parties including but not limited to the Property as provided for in Section 5.03 of this Agreement.

"Law" or "Laws" means all applicable domestic and foreign national, federal, state and local Laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

"Liabilities" means: (i) any and all penalties, costs, losses, damages, judgments, settlements, disbursements, expenses, fees, obligations, debts, duties, judgments and other liabilities howsoever characterized, whether known or unknown, accrued or unaccrued, actual, contingent or otherwise, and any and all actions, claims, contests, suits, proceedings, demands and other judicial or administrative actions seeking to impose any of the foregoing; and (ii) Environmental Liabilities.

"MMPR" means the Canadian Medical Marihuana Purposes Regulations.

"Operations" means all activities carried out by the Manager in respect of the Business.

"Ownership Interest" means all the right, title and interest of a Party in and to the Joint Venture, the Joint Venture Assets, any Joint Venture Loan and accrued interest thereon and the Party's interest in and to this Agreement.

"Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability company, unincorporated organization, estate or other business entity.

"Parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement.

"Tax" and "Taxes" shall mean any or all Canadian federal, provincial, local or foreign (i.e. non-Canadian) income, gross receipts, real property gains, goods and services, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other taxes, levies, governmental charges or assessments of any kind whatsoever, including, without limitation, any estimated tax payments, interest, penalties or other additions thereto, whether or not disputed.

“Term” means the period of time this Agreement remains in force that is three (3) years following execution by all parties.

1.02	The following are Schedules to this Agreement:

Schedule "A" – Restrictive Legends

2.	COMPENSATION

2.01	The Parties contribute the following as their initial contributions to the Business:

(a)

LEXARIA, as its initial Contribution, hereby pays to ENERTOPIA 1,000,000 common restricted shares as compensation for entering the Joint Venture and for ENERTOPIA to initiate and during the term of the Agreement continue to provide to LEXARIA opportunities for LEXARIA to build its Business

(b)

LEXARIA agrees to additionally pay ENERTOPIA a finder’s commission, received at the sole election of ENERTOPIA in either cash or in common restricted shares of LEXARIA, within a range of 2% - 5% of the value (less of taxes) of any future Business acquisition, joint venture or transaction that LEXARIA accepts and closes for the life of this Agreement.

(c)

LEXARIA as its initial Contribution, hereby pays to McAllister 500,000 common restricted shares as compensation for entering the Joint Venture and for McAllister to initiate and during the term of the Agreement continue to provide to LEXARIA opportunities for LEXARIA to build its Business.

(d)

LEXARIA agrees to additionally award McAllister 500,000 stock options to buy common shares of LEXARIA, with terms to be specified and ratified by shareholder and regulatory approvals, as compensation for joining and serving as Chairperson of LEXARIA’S marihuana Business advisory board for the term of this Agreement.

2.02     Except as otherwise provided herein, each of the Parties and McAllister shall each bear its own individual costs, liabilities and taxes arising under this Agreement.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.01	Each of LEXARIA and ENERTOPIA represents and warrants to the other as follows:

(a)	It is duly incorporated and is in good standing as to the filing of annual returns under the laws of the jurisdiction of its incorporation.

(b)	It has the corporate or other power to enter into this Agreement.

(c)

All necessary and requisite corporate proceedings, resolutions and authorizations have been or will be taken, passed, done and given to authorize, permit and enable it to execute and deliver this Agreement.

(d)

The entering into of this Agreement will not be in contravention or constitute default under the laws of the incorporation jurisdiction of the Party or any indenture, deed, agreement, undertaking or obligation of the Party or to which it is a party.

(e)

There are no actions or proceedings pending or, to its knowledge threatened which challenge the validity of this Agreement or which might result in a material adverse change in the financial condition of any Party or which would materially adversely affect its ability to perform its obligations under this Agreement or any other document in connection with them.

(f)	This Agreement is a valid, binding and enforceable obligation of each of the Parties in accordance with its terms.

3.02	LEXARIA hereby represents, warrants and covenants to ENERTOPIA and McAllister that:

	(a)	None of the foregoing representations and warranties contains any untrue statement of a material fact or omits to state any material fact.

(b)

The issuance of the Shares by LEXARIA to ENERTOPIA and to McAllister as contemplated herein is being made pursuant to exemptions from the registration and prospectus requirements of applicable securities laws pursuant to Regulation D for persons who are a U.S. Person under the United States Securities Act of 1933, and to Section 2.12 of National Instrument 45-106 Prospectus and Registration Exemptions and in an offshore transaction to a person who is not a U.S. Person pursuant to Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and ENERTOPIA and McAllister confirms to and covenants with LEXARIA that:

		(i)	it and he will comply with all requirements of applicable securities laws in connection with the issuance to it of the shares and the resale of any of the Shares; and

(ii)

the Shares have not been registered under the 1933 Act or the securities laws of any State of the United States and that LEXARIA does not intend to register the Shares under the Securities Act of 1933, or the securities laws of any State of the United States and has no obligation to do so.

(j)

Upon the issuance of the Shares to ENERTOPIA and McAllister and until such time as is no longer required under applicable securities laws, the certificates representing the Shares will bear legends in substantially the form set forth in Schedule "A" hereto.

4.         FORMATION OF JOINT VENTURE AND EXECUTION

4.01     Upon execution of this Agreement, ENERTOPIA, McAllister and LEXARIA shall be deemed to have formed a Joint Venture for the evaluation, acquisition and further development of the Business.

4.02     In his present role as CEO of ENERTOPIA, McAllister routinely sources, evaluates, and examines business opportunities, new and existing, in the sector of legally produced marihuana. At times, McAllister and/or Enertopia, either of whom in their own exclusive opinion, may deem it beneficial to invite participation into a business opportunity from outside of ENERTOPIA from a financial, managerial or operational point of view, in one or more opportunities within the Sector (a “Business Opportunity”).

4.03     McAllister and ENERTOPIA have NO OBLIGATION to make any particular Business Opportunity available to LEXARIA, if either ENERTOPIA or McAllister deem that particular Business Opportunity to be in the best interests of Enertopia to retain it for its own purposes, but in this case the retained Business Opportunity shall not be offered to any other individual or entity.

4.04    Whenever McAllister or ENERTOPIA have identified a Business Opportunity that they wish to offer for joint venture, they will offer it exclusively to LEXARIA for a period of 90 days, or a shorter period of time if the third party provider of the Business Opportunity so dictates (the “Evaluation Period”).

4.05     During the Evaluation Period, neither ENERTOPIA nor McAllister may make the Business Opportunity available to any person or entity other than LEXARIA. If, after the Evaluation Period has expired and LEXARIA has not entered into a binding arrangement to participate in the Business Opportunity, then either McAllister or ENERTOPIA may make the Business Opportunity available to other persons or entities besides LEXARIA.

4.06     LEXARIA has NO OBLIGATION to make any particular Business Opportunity available to ENERTOPIA, if LEXARIA deems that particular Business Opportunity to be in the best interests of LEXARIA to retain it for its own purposes, but in this case the retained Business Opportunity shall not be offered to any other individual or entity.

4.07     Whenever LEXARIA has identified a Business Opportunity that they wish to offer for joint venture, they will offer it exclusively to ENERTOPIA for a period of 90 days, or a shorter period of time if the third party provider of the Business Opportunity so dictates (the “Evaluation Period”).

4.08     During the Evaluation Period, LEXARIA may not make the Business Opportunity available to any person or entity other than ENERTOIPIA. If, after the Evaluation Period has expired and ENERTOPIA has not entered into a binding arrangement to participate in the Business Opportunity, then LEXARIA may make the Business Opportunity available to other persons or entities besides ENERTOPIA.

4.09     ENERTOPIA agrees to pay LEXARIA a finder’s commission, received at the sole election of LEXARIA in either cash or in common restricted shares of ENERTOPIA, within a range of 2% - 5% of the value (less of taxes) of any future Business acquisition, joint venture or transaction that ENERTOPIA accepts and closes for the life of this Agreement that was due to LEXARIA finding said opportunity.

5.         OPERATION OF JOINT VENTURE

5.01     Each Business Opportunity is expected to demand consideration and compensation unique to it specifically and may be discovered through persons currently known or currently unknown to the Parties and McAllister. It is therefore not possible at the time of this Agreement to quantify or describe terms that a Business Opportunity may entail.

5.02     Each of the Parties and McAllister agree to negotiate in good faith and to the best of their abilities with each other and with any third party presenting a Business Opportunity to the Joint Venture.

5.03    Any Business Opportunity that is acquired, closed or executed by LEXARIA via ENERTOPIA shall trigger the commission payment referred to in Section 2.01 (b) at the time of closing or execution.

5.04    Any Business Opportunity that is acquired, closed or executed by ENERTOPIA via LEXARIA shall trigger the commission payment referred to in Section 4.09 at the time of closing or execution.

5.05     Any Business Opportunity that is acquired, closed or executed by LEXARIA or by ENERTOPIA shall be governed by closing documents prepared at the time of acquisition, closing or execution and to be agreed to by the Parties.

5.06     Each Party agrees to indemnify and save harmless the other from and against any loss, costs or damages it may suffer as a result of its failure to pay for its interest in any contemplated Business Opportunity.

6.	RESTRICTIONS ON TRANSFER/RIGHT OF FIRST REFUSAL

6.01	Except as otherwise expressly permitted in this Agreement:

(a)

no Party shall, at any time during the course of this Agreement, sell, transfer or otherwise dispose of or offer to sell, transfer or otherwise dispose of any of its Ownership Interest unless that Party (the "Offeror") first offers by notice in writing (the "Offer") to the other Parties (the "Others") pro rata in accordance with their Ownership Interest the prior right to purchase, receive or otherwise acquire the same;

	(b)	the Offer shall set forth:

		(i)	the Ownership Interest offered for sale;

		(ii)	the consideration therefor expressed only in lawful money of Canada;

		(iii)	the terms and conditions of the sale; and

		(iv)	that the Offer is open for acceptance for a period of sixty days after receipt of such Offer by the Others;

(c)

any of the Others may accept such Offer and by such acceptance specify any additional portion of the Ownership Interest offered for sale that such Party is prepared to purchase in the event that any of the Others fail to accept such Offer and, if any of the Others fail to accept such Offer, such Party (pro rata if more than one) shall be entitled to purchase such additional portion of the Ownership Interest as shall be so available;

(d)

if, and to the extent the Offer is not accepted, the Offeror may sell, transfer or otherwise dispose of his remaining Ownership Interest to any other person, firm or corporation (the "Third Party") only for the consideration and upon the terms and conditions as set out in the Offer but only within the period of ninety days after the expiry of the period for acceptance by the Others and, if the Offeror does not do so, the provisions of this Section 6.0l will again become applicable to the sale, transfer or other disposition of his Ownership Interest and so on from time to time;

(e)

no disposition of any Ownership Interest in the Business permitted by this Section 6.01 shall be made unless the Third Party shall have entered into an agreement with the Others by which the Third Party shall be bound by and entitled to the benefit of the provisions of this Agreement and other Others shall enter into such an agreement; and

(f)

any Party who shall have disposed of all of their Ownership Interest in compliance with the provisions of this Agreement shall be entitled to the benefit of and be bound by only the rights and obligations which arose pursuant to this Agreement prior to such disposition.

6.02     Except as specifically provided herein, no Party shall mortgage, pledge, charge, hypothecate or otherwise encumber their Ownership Interest or any part thereof without the prior written consent thereto of the other Parties, which consent may be arbitrarily withheld.

6.03     Notwithstanding any other provision of this Agreement, no Party shall be entitled to sell, transfer or otherwise dispose of any of their Ownership Interest or any part thereof without first obtaining the consent of the other Parties, if such action would permit any other party to accelerate or demand the payment of any Joint Venture Loan.

7.         DEFAULT

7.01     It is an event of default (a "Default") if a Party (the "Defaulting Party", the other Parties being the "Non-Defaulting Parties"):

(a)

fails to observe, perform or carry out any of his obligations hereunder and such failure continues for 30 days after any of the Non-Defaulting Parties have, in writing, demanded that such failure be cured;

(b)	fails to take reasonable actions to prevent or defend assiduously any action or proceeding in relation to any of their Ownership Interest for seizure, execution or attachment or which claims:

	(i)	possession;

	(ii)	sale;

(iii)	the appointment of a receiver or receiver-manager of its assets; or

(iv)	forfeiture or termination;

of or against any of the Ownership Interest of the Defaulting Party, and such failure continues for 30 days after a Non-Defaulting Party has, in writing, demanded that the same be taken or the Defaulting Party fails to defend successfully any such action or proceeding;

(c)	becomes bankrupt or commits an act of bankruptcy or if a receiver or receiver- manager of his assets is appointed or makes an assignment for the benefit of creditors or otherwise;

(d)	fails after fourteen days' notice in writing to the other to resolve by agreement a course of conduct requiring approval of the Parties in accordance with Section 8.01 hereof.

7.02     In the event of a Default, the Non-Defaulting Parties may do any one or more of the following:

(a)

pursue any remedy available to them in law or in equity, it being acknowledged by each of the Parties that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a Default;

(b)

take all actions in their own names or in the name of the Defaulting Party or the Parties as may reasonably be required to cure the Default, in which event all payments, costs and expenses incurred therefor shall be payable by the Defaulting Party to the Non-Defaulting Parties on demand with interest at the Royal Bank of Canada prime commercial rate of interest for its most creditworthy customers plus 6% per annum;

(c)	implement the buy-sell procedure as set out in Section 9.01 hereof;

(d)	waive the Default provided, however, that any waiver of a particular Default shall not operate as a waiver of any subsequent or continuing Default.

8.         BUY-SELL PROCEDURE

8.01     If any of the Parties are desirous of purchasing the Ownership Interest of a Defaulting Party as defined in Section 8.02 hereof, the transaction shall be initiated and completed in the following manner. The said party (hereinafter referred to as the "Offeror") shall give to the other party (hereinafter referred to as the "Offeree") notice in writing which shall contain the following terms and provisions:

(a)	the price for the Ownership Interest to be sold;

(b)	an offer to buy all of the Ownership Interest owned by the Offeree at a fixed price determined solely by the Offeror;

(c)	an offer to sell all of the Ownership Interest owned by the Offeror to the Offeree at a fixed price determined solely by the Offeror;

(d)	payment of an amount equal to the total purchase price in cash or by certified cheque on closing.

8.02     Upon receipt of the notice, the Offeree may, within a period of 30 days thereafter, accept either one of the offers contained in the notice and shall given written notification to the Offeror accepting either the Offeror's offer to purchase or the Offeror's offer to sell as contained in the notice.

8.03     The individual parties hereto agree that failure to accept within the time limited as aforesaid shall be for all intents and purposes be deemed to have been a rejection of the Offeror's offer to purchase in the same manner as if the Offeree had, in fact, rejected such offer to purchase by notice in writing. The appropriate offer in accordance with the foregoing and acceptance thereof by either notice in writing or the failure of the Offeree to accept the same shall be deemed to constitute a binding agreement of purchase and sale as set out in the Offeror's notice and in the terms and provisions of this Agreement. The transaction or transactions of purchase and sale arising from the foregoing shall be completed within sixty days after acceptance.

8.04     In the event of a sale of an Ownership Interest in the said Business as herein provided for, the party selling shall in this Section be referred to as the "Seller" and the party purchasing shall in this Section be referred to as the "Purchaser", and the following additional provisions shall apply:

(a)	the date scheduled for closing (the "Closing") may be at any earlier date agreed to and fixed by the individual parties hereto;

(b)	any amount payable under the agreement of purchase and sale or other agreed transaction shall be paid by way of cash or by way of certified cheque;

(c)

if, upon the date set for Closing, the Parties shall be indebted to the Seller in an amount recorded on the books of the Parties and verified by the auditors/accountants of the Parties, such indebtedness shall be paid to the Seller by the Parties at the time of Closing;

(d)

if, upon the date set for Closing, the Seller shall be indebted to the Parties in an amount so recorded and verified, the Purchaser shall be entitled under the purchase price to pay, satisfy and discharge all or any portion of such indebtedness and to receive and to take credit against the purchase for the amount or amounts so paid on account of such indebtedness;

(e)

if, on the date of Closing, the Seller is responsible on any covenant for the liabilities of Business the Purchaser shall procure for the Seller and deliver to him at the time of closing releases from any such covenants or guarantees or, failing that, shall indemnify the Seller from any claim, action, demand or liability that may arise by reason of such covenants or guarantees;

(f)

if, on the date of Closing, the Seller shall have any securities lodged with any person, including the Parties' bankers, to secure any indebtedness of the Parties, then the Purchaser shall deliver the same free and clear of any claims in connection with such indebtedness to the Seller. In the event the Purchaser is unable to deliver the same, then the Purchaser shall execute all such documents as may be reasonably required in order to indemnify and save harmless the Seller in relation thereto;

(g)

if, on the date of Closing, the Seller shall, for any reason, fail or refuse to complete the transaction, the Purchaser shall have the right upon such default without prejudice to any other rights which the Purchaser may have, upon payment by the Purchaser of the balance due on closing (less or plus any adjustment herein permitted) to the credit of the Seller in any chartered bank in the Province of British Columbia or the solicitors for the Business on behalf of and in the name of the Seller to complete the transaction as aforesaid and the Seller hereby irrevocably constitutes the Purchaser the true and lawful attorney of the Seller to complete the transaction and to execute any and every document necessary in that behalf;

(h)	between the date of any offer and the date of Closing of any ensuing transaction neither the Seller nor the Purchaser shall do or cause to be done anything except in the ordinary course of business;

(i)

notwithstanding any term or provision of this Agreement to the contrary, once any of the sale provisions hereinbefore referred to are invoked or become operative pursuant to the provisions of this Agreement, no other offer or notice of sale or intention to sell shall be given or accepted until the Closing or termination of the ensuing transaction.

9           NO PARTNERSHIP

9.01     Except as otherwise expressed in this Agreement, the rights and obligations of the Parties will be, in each case, several, and will not be or be construed to be either joint or joint and several. Nothing contained in this Agreement will, except to the extent specifically authorized hereunder, be deemed to constitute a Party a partner, an agent or legal representative of the other Parties. It is intended that this Agreement will not create the relationship of a partnership among the Parties and that no act done by any Party pursuant to the provisions hereof will operate to create such a relationship.

9.02     Each Party shall be responsible for and pay their own respective corporate and personal tax and duty obligations, whether in Canada, the United States, or elsewhere, and each of the Parties shall hold the other and the Joint Venture harmless and agree to indemnify them for those tax and duty obligations, as well as and costs of collection, interest, fines, penalties, or litigation.

10         CONFIDENTIALITY

10.01   The making of this Agreement and the consummation of the transactions contemplated in this Agreement will be maintained as strictly confidential, and subject to the requirement of law and of governmental and regulatory authorities, none of the Parties will make any disclosure concerning the terms or conditions of this transaction or any other aspect of their dealings, including, but not limited to, information relating to finances, customers, technologies, or trade secrets except with the written consent of the other Parties or as is necessary in order to carry out their respective contributory duties under the terms of this Agreement.

10.02   The above restrictions will not apply to any information that:

(a)	is in the public domain through no fault of the recipient;

(b)	is authorized for disclosure by the disclosing Party;

(c)	is received by the recipient from another unrestricted source;

(d)	is independently developed by the recipient; or

(e)	is lawfully required to be disclosed by a court or other judicial proceeding in any jurisdiction.

10.03   The Parties agree that because monetary damages alone would be insufficient to consummate for a breach of these confidentiality provisions, any Party may seek any judicial, nonjudicial or extraordinary relief available in any court with compentent jurisdiction to prevent the breach of these provisions. This remedy is in addition to any other remedies that may be available.

11         GENERAL PROVISIONS

11.01   This Agreement shall terminate:

(a)	if either Party sells or otherwise disposes of its Ownership Interest in the Business;

(b)

The parties, acting together, collectively sell the Business after which this Agreement will cease to have any effect or be binding upon the parties except in respect of the resolution of the rights and obligations of the parties during the period prior to such sale and the payment of all monies between the parties arising as a result;

(c)	if the Parties hereto consent in writing to the termination hereof; or

(d)	in accordance with Section 5.01(viii) hereof.

11.02   The Parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

11.03   The provisions herein constitute the entire agreement between the Parties and supersedes all previous expectations, understandings, communications, representations and agreements, whether verbal or written, including the LOI, between the Parties with respect to the subject matter hereof.

11.04   If any provision of this Agreement is unenforceable or invalid for any reason whatever, it shall not affect the enforceability or validity of the remaining provisions of this Agreement and such provision shall be severable from the remainder of this Agreement.

11.05   Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail return receipt requested, courier service or by electronic communication, capable of producing a printed transmission to or delivered at the address of the other party first written above or at such other address as any of the parties may from time to time direct in writing, and any such notice shall be deemed to have been received, if mailed or couriered, forty-eight hours after the time of mailing or if sent by electronic communication on the date of such communication. If normal mail service or courier service is interrupted by strike, slow down, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

11.06   Time shall be of the essence hereof.

11.07   This Agreement shall be governed by and construed in accordance with the laws in force in the Province of British Columbia from time to time.

11.08   Should there be a disagreement or a dispute between the parties hereto with respect to this Agreement or the interpretation thereof, the same shall be referred to a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia and the determination of such arbitrator shall be final and binding upon the parties hereto.

11.09   The headings in this Agreement form no part of this Agreement and shall be deemed to have been inserted for convenience only.

11.10   Wherever the singular or the masculine is used throughout this Agreement the same shall be construed as being the plural or the feminine or the neuter or the body politic or corporate where the context so requires. The headings immediately preceding each paragraph are inserted for the purpose of convenience only and are to be excluded from any construction or interpretation of this Agreement.

11.11   Each of the Parties hereto shall make, do and execute or cause to be made, done or executed all such further things, acts, documents, conveyances and assurances as may be necessary or reasonably required to carry out the intent and purpose of this Agreement fully and effectually.

11.12   This Agreement shall enure to the benefit of and be binding upon the Parties and their respective personal representatives, successors and permitted assigns.

11.13   This Agreement may be signed by facsimile, pdf email attachment or original and executed in any number of counterparts, and each executed counterpart will be considered to be an original. All executed counterparts taken together will constitute one agreement

-Signature Page Follows-

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

ENERTOPIA CORPORATION
by its authorized signatory

Per:

______________________________
Authorized Signatory

LEXARIA CORP.
by its authorized signatory

Per:

______________________________
Authorized Signatory

(Witness)	ROBERT MCALLISTER

SCHEDULE "A"

Restrictive Legends

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date that is 4 months and one day from initial issuance of the security].

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”